UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL	60053
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

          N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	LWAY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.

On February 11, 2025, Lifeway Foods, Inc., an Illinois corporation (the “Company”), issued a press release congratulating Simple Mills and its CEO, Kaitlin Smith, on the recently announced sale of Simple Mills to Flowers Foods (the “Simple Mills Sale”). The Company was an early investor in Simple Mills in 2015 and anticipates receiving approximately $5,000,000 upon the consummation of the Simple Mills Sale. The Company’s Board of Directors affirms its support for the management of the Company by its Chief Executive Officer, Julie Smolyansky, who was responsible for the early investment in Simple Mills.

A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of Lifeway Foods, Inc., dated February 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: February 11, 2025	By:	/s/ Julie Smolyansky
Name: Julie Smolyansky
Title: Chief Executive Officer and Secretary

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